Exhibit 4.1

RIGHTS AGREEMENT

dated as of

March 20, 2020

between

THE WILLIAMS COMPANIES, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

i

RIGHTS AGREEMENT

RIGHTS AGREEMENT dated as of March 20, 2020 (this “Rights Agreement”), between The Williams Companies, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on March 19, 2020, the Board of Directors of the Company adopted resolutions that created a series of preferred stock designated as “Series C Participating Cumulative Preferred Stock” and authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock (as defined below) outstanding at the close of business (as defined below) on March 30, 2020 (the “Record Date”) and further authorized the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date but before the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below), each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-thousandth (subject to adjustment) of a share of Preferred Stock (as defined below);

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. (a) The following terms, as used herein, have the following meanings:

“Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of the Specified Percentage of shares of outstanding Common Stock; provided that “Acquiring Person” shall not include:

(i) an Exempt Person;

(ii) a Passive Investor;

(iii) any Person that the Board determines became the Beneficial Owner of the Specified Percentage of shares of outstanding Common Stock inadvertently (including, without limitation, because such Person was unaware that it Beneficially Owned the Specified Percentage of shares of outstanding Common Stock, or such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of obtaining such Beneficial Ownership under this Rights Agreement) and without any plan or intention to change, influence or obtain control of the Company unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would Beneficially Own less than the Specified Percentage of shares of outstanding Common Stock; provided that any such determination or judgment by the Board shall be made in its sole discretion and shall be final and binding;

(iv) any Person that, as the result of an acquisition of shares of Common Stock by the Company that, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock Beneficially Owned by such Person to the Specified Percentage of shares of Common Stock then outstanding; provided, however, that if such Person shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not Beneficially Own the Specified Percentage of the shares of Common Stock then outstanding.

(v) any Person that, as of the date hereof or prior to the first public announcement of the adoption of this Rights Agreement, is or becomes the Beneficial Owner of the Specified Percentage of shares of Common Stock outstanding, unless and until such time as such Person shall, after the first public announcement of the adoption of this Rights Agreement, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of the Specified Percentage of shares of Common Stock then outstanding; or

(vi) any Person that shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided that if such Person shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not Beneficially Own the Specified Percentage of the shares of Common Stock then outstanding.

Notwithstanding the foregoing, if a bona-fide securities dealer, swaps dealer or security-based swaps dealer who would otherwise be an “Acquiring Person” has become so solely as a result of its actions in the ordinary course of its business that the Board determines were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Rights Agreement, or otherwise seeking to obtain or change control or influence the management and policies of the Company, then, and unless and until the Board shall otherwise determine, such Person shall not be an “Acquiring Person”.

A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) at any time after the first public announcement of the adoption of this Right Agreement, in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their respective decision-making processes and (ii) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which additional factors may include exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided that, the additional factor required shall not include actions by an officer or director of the Company acting in such capacities. A Person who is Acting in Concert with another Person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person. No Person shall be deemed to be Acting in Concert with another Person solely as a result of (a) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made to more than 10 holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act, or (b) soliciting or being solicited for tenders of, or tendering or receiving tenders of, securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act as in effect on the date hereof.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “Beneficially Own”, any securities:

(i) that such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);

(ii) that such Person or any of its Affiliates or Associates, directly or indirectly, has

(A) the right or obligation to acquire (whether such right is exercisable or such obligation is required to be performed immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise, including any securities represented by “when issued” trading thereof; provided that a Person shall not be deemed the “Beneficial Owner” of or to “Beneficially Own”, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon the exercise of Rights at any time prior to a Section 9(a)(ii) Event, (3) securities issuable upon the exercise of Rights from and after a Section 9(a)(ii) Event if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(c), 4(c) or Section 9(a) hereof in connection with any adjustment made with respect to the Rights or (4) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to a Section 9(a)(ii) Event; or

(B) the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing); provided that a Person shall not be deemed the “Beneficial Owner” of or to “Beneficially Own” any security under this clause (B) as a result of an agreement, arrangement or other understanding that (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with which such Person or any of its Affiliates or Associates (A) is Acting in Concert or (B) has any agreement, arrangement or other understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso in clause (ii)(B) immediately above) or disposing of any such securities; or

(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of shares of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks shall not be deemed to be Derivatives Contracts.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person to be deemed the “Beneficial Owner” of, or to “beneficially own” or to have “Beneficial Ownership” of, any securities (A) if the Person is ordinarily engaged in business as an underwriter of securities and has acquired such securities in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company, (B) if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such securities solely as result of such status or (C) in the case of Beneficial Ownership pursuant to clause (iv) of such definition, if the Person (or an Affiliate or Associate of such Person) is a Counterparty to a Derivatives Contract referred to in such clause (iv) that has been entered into with the Company.

Further, notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

“Board” means the Board of Directors of the Company.

“Book Entry” shall mean an uncertificated book-entry in the account system of the transfer agent for the Company’s stock.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“close of business” on any given date means 5:00 p.m., New York City time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Common Stock” means the Common Stock, par value $1.00 per share, of the Company, except that, (i) when used with reference to any Person which shall be organized in corporate form (other than the Company), “Common Stock” means the equity securities or other equity interest of such Person having the greatest aggregate voting power in the election of directors of all classes of capital stock or equity securities of such corporation or power to control or direct the management of such Person and (ii) when used with reference to any Person which shall not be organized in corporate form, shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing governance functions of all classes of equity securities of such Person.

“Distribution Date” means the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date and (ii) the close of business on the tenth Business Day (or such later day as may be designated prior to the occurrence of a Section 9(a)(ii) Event by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Rights Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

“Exempt Person” means the Company or any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or other benefits for employees of the Company or of any Subsidiary of the Company.

“Expiration Date” means the earliest of (i) the Final Expiration Date, (ii) the time at which all Rights are redeemed as provided in Section 20 or exchanged as provided in Section 21 and (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in clause (ii)(A)(4) of the definition of “Beneficial Ownership” in Section 1 and Section 11(g) at which time the Rights are terminated.

“Final Expiration Date” means the close of business on the first anniversary of the date hereof.

“Multiplier Number” shall have the meaning set forth in the Form of Certificate of Designations in Exhibit A.

“Passive Investor” shall mean a Person who (i) is the Beneficial Owner of Common Shares of the Company and either (a) has a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(b) or (c) under the Exchange Act with respect to such holdings (and does not subsequently convert such filing to a Schedule 13D) or (b) has a Schedule 13D on file with the Securities and Exchange Commission and either has stated in its filing that it has no plan or proposal that relates to or would result in any of the actions or events set forth in Item 4 of Schedule 13D or otherwise has no intent to seek control of the Company or has certified to the Company that it has no such plan, proposal or intent (other than by voting the shares of the Common Shares of the Company over which such Person has voting power), (ii) acquires Beneficial Ownership of Common Shares of the Company pursuant to trading activities undertaken in the ordinary course of such Person’s business and not with the purpose nor the effect, either alone or in concert with any Person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act, and (iii) in the case of clause (i)(b) only, does not amend either its Schedule 13D on file or its certification to the Company in a manner inconsistent with its representation that it has no plan or proposal that relates to or would result in any of the actions or events set forth in Item 4 of Schedule 13D or otherwise has no intent to seek control of the Company (other than by voting the Common Shares of the Company over which such Person has voting power).

“Person” means an individual, firm, entity or organization.

“Preferred Stock” means the Series C Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company, having the terms set forth in the form of certificate of designation attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-thousandth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $60.68.

“Record Date” shall have the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.

“Specified Percentage” means 5% or more.

“Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly beneficially owned by such first Person.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adjustment Shares	9(a)(ii)
Authorized Officer	18
Company	Preamble
current market price	9(b)
Derivatives Contract	1
Exchange Ratio	21
Notional Common Shares	1
Passive Investor	1
Principal Party	11
Record Date	Recitals
Redemption Price	20
Right	Recitals
Rights Agent	Preamble
Rights Agreement	Preamble
Right Certificate	3(c)
Section 9(a)(ii) Event	9(a)(ii)
Section 11 Event	11
Substitution Period	9(a)
Trust Agreement	21

Section 2. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Rights Agreement shall refer to this Rights Agreement as a whole and not to any particular provision of this Rights Agreement. The captions herein and descriptive headings of the several sections of this Rights Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of any of the provisions of this Rights Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Rights Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Rights Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Rights Agreement. Any singular term in this Rights Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Rights Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 3. Issuance of Rights and Right Certificates. (a) As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first-class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company or the transfer agent or registrar of the Common Stock. Any certificates for the Common Stock issued (including, without limitation, certificates issued upon original issuance, issued from the Company’s treasury or upon transfer or exchange of Common Stock) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder thereof to certain Rights as set forth in a Rights Agreement between The Williams Companies, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, dated as of March 20, 2020, and as supplemented, amended or restated from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates instead of by this certificate and may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such capitalized terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, shall be null and void.

With respect to any shares of Common Stock held in Book Entry form, such legend (except that any references to “this certificate” contained therein shall be replaced by the phrase “this statement”) shall be included in any written notice or statement or confirmation sent to the record holder of such shares in accordance with applicable law, to the extent such notices, statements or confirmations are otherwise sent to such holders. In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding. Notwithstanding any provision of this Rights Agreement, neither the omission of a legend, nor the failure to provide notice thereof, shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

(b) Until the Distribution Date, (i) the Rights shall be evidenced by the certificates for Common Stock registered in the names of the holders of Common Stock (or by the Book Entry account that evidences record ownership for Common Stock) and not by separate Right certificates, and the record holders of such certificates (or registered holders of such Book Entry accounts) for Common Stock shall be the record holders of the Rights represented thereby and (ii) each Right shall only be transferable simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Final Expiration Date), the surrender for transfer of any certificate for Common Stock (or the effectuation of a Book Entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the summary of the Rights.

(c) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign (either manually of by facsimile signature), and the Company will send or cause to be sent (and the Rights Agent will, if requested by the Company in writing and provided with a shareholder list and all necessary or relevant information and documents, at the Company’s expense, send) by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate thereof) as shown by the records of the Company or the transfer agent or registrar for Common Stock, at the address of such holder shown on such records, a certificate substantially in the form of Exhibit C hereof (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock. The Company shall, as promptly as practicable, notify the Rights Agent in writing upon occurrence of the Distribution Date, and if such notification is given orally the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Right Certificates evidencing Rights to the extent permitted by applicable law. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 12(a) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(d) Rights shall be issued in respect of, and associated with each share of, Common Stock outstanding as of the Record Date and each additional share of Common Stock that shall become outstanding after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold (A) pursuant to the exercise of stock options or under any employee plan or arrangement or (B) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and (ii) may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued (i) if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof or (iii) to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares of Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which shall not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the other provisions of the Agreement (including Section 9), the Right Certificates shall entitle the holder thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price for each share of one one-thousandths of a share of Preferred Stock, but the number and identity of such shares and the Purchase Price shall be and remain subject to adjustment as provided herein.

(b) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Treasurer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company either manually or by facsimile signature. The Right Certificates shall be either manually or by facsimile signature countersigned by the

Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(c) Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock, or other securities or property issuable upon exercise of the Rights made in accordance with the provisions of this Rights Agreement.

Section 5. Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Following the Distribution Date and receipt by the Rights Agent of such notice to that effect and all other relevant information referred to in Section 3, the Rights Agent shall keep or cause to be kept, at its principal office or other offices designated for such purpose, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate, the certificate number of each Right Certificate and the date of each of the Right Certificates. The Right Certificates are transferable only on the registry books of the Rights Agent.

(b) Subject to the provision of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that became null and void pursuant to Section 6(e) hereof, or that have been exchanged pursuant to Section 21 hereof) may, upon the terms and subject to the conditions set forth in this Rights Agreement, be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of shares of Preferred Stock (or other securities, cash or other assets) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender such Right Certificate or Right Certificates (with the form of assignment and certificate contained therein duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder of the Rights has complied with the requirements of Section 6(f) and shall have paid a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificate or Right Certificates. Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 6(e), 6(f), 8(d), 12 and 21, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates as so requested. The Rights Agent shall promptly forward any such sums collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Rights Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(c) Subject to the provisions of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 6. Exercise of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(e), 6(f), and 9(a)) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by cash or certified check or bank draft or money order payable in immediately available or next day funds to the order of the Company) of the aggregate Purchase Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any applicable transfer tax or other governmental charge.

(b) Upon satisfaction of the requirements of Section 6(a) and subject to Section 18(k), the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates (or make a Book Entry) for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a share of Preferred Stock to be purchased (in which case certificates for the shares of one one-thousandths of a share of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs each such depositary agent to comply with such request), (ii) when necessary to comply with this Rights Agreement or otherwise when appropriate, as determined by the Company with notice to the Rights Agent, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 12, (iii) after receipt of such certificates or depositary receipts (or confirmations or written notices that a Book Entry has been made) cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder), and (iv) when necessary to comply with this Rights Agreement (or otherwise when appropriate as determined by the Company with notice to the Rights Agent), after receipt thereof, deliver such cash referred to in (ii) above to or upon the order of the registered holder of such Rights Certificate. If the Company is obligated to deliver Common Stock or other securities, pay cash and/or distribute other property pursuant to this Rights Agreement, the Company will make all arrangements necessary so that such securities, cash and or/other property are available for delivery by the Rights Agent, if and when necessary to comply with this Rights Agreement.

(c) Each Person (other than the Company) in whose name any certificate (or Book Entry) for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such one one-thousandth of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or Book Entry shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or Book Entry shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 12.

(e) Notwithstanding anything in this Rights Agreement to the contrary, from and after the first occurrence of a Section 9(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) who becomes a transferee after a Section 9(a)(ii) Event (a “Post-Transferee”), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with a Section 9(a)(ii) Event and receives such Rights pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(e) (a “Pre-Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post-Transferee or Pre-Transferee, either directly or through one or more intermediate transferees, shall in each of the cases (i) to (iv) above become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Rights Agreement or otherwise. Neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder. The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, Associate of an Acquiring Person or Affiliate of an Acquiring Person known to it, or the nominee of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Rights Agreement and shall be deemed not to have any knowledge of the identity of such Acquiring Person, Associate or Affiliate or the nominee of the foregoing unless and until it has received notice.

(f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange pursuant to Section 5 or exercise pursuant to this Section 6 unless the registered holder of the applicable Rights (i) shall have properly completed and duly signed the certificate (including the certification regarding the identity of the Beneficial Owner) contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced thereby or Affiliates or Associates thereof as the Company or Rights Agent shall reasonably request.

Section 7. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 8. Reservation and Availability of Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in treasury, the number of shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Rights Agreement.

(b) So long as the Preferred Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c) The Company shall take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and following the occurrence of a Section 9(a)(ii) Event, Common Stock and/or other securities) shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Rights Agreement), be duly and validly authorized and issued, fully paid and nonassessable.

(d) The Company shall pay when due and payable any and all taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates (or Book Entry) for shares of Preferred Stock (or Common Stock and/or other securities as the case may be) upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer, issuance or delivery of any Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for shares of Preferred Stock (or Common Stock and/or other securities as the case may be) in respect of a name other than, that of the registered holder of the applicable Right Certificate. Prior to any such issuance or delivery of any Right Certificates or any certificates (or Book Entry) for Preferred Stock (or Common Stock and/or other securities as the case may be), any such tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s and the Rights Agent’s satisfaction that no such tax or other governmental charge is due.

(e) From and after such time as the Rights become exercisable, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, the Company shall use its reasonable best efforts to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 8(e) and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Right Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

Section 9. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. (a) (i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the shares of Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Common Stock, Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right (or, in exchange for any Right pursuant to Section 21), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs which requires an adjustment under both this Section 9(a)(i) and Section 9(a)(ii), the adjustment provided for in this Section 9(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(a)(ii).

(ii) Subject to Section 21 hereof, if any Person, alone or together with its Affiliates and Associates, becomes, at any time after the date of this Rights Agreement, an Acquiring Person (a “Section 9(a)(ii) Event”), then each holder of a Right shall thereafter (except as otherwise provided herein, including Section 6(e)) be entitled to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the Section 9(a)(ii) Event, in accordance with this Rights Agreement, in lieu of Preferred Stock, such number of duly and validly authorized and issued, fully paid and nonassessable shares of Common Stock of the Company (such shares being referred to herein as the “Adjustment Shares”) equal to the result obtained by dividing

(x) the product obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the occurrence of such event by

(y) 50% of the current market price per share of Common Stock (determined pursuant to Section 9(b)) on the date of the occurrence of such event;

provided, however, that the Purchase Price (as so adjusted) and the number of Adjustment Shares so receivable upon exercise of a Right shall, following the Section 9(a)(ii) Event, be subject to further adjustment as appropriate in accordance with Section 9(c). From and after the occurrence of a Section 11 Event, any Rights that have not theretofore been exercised pursuant to this Section 9(a)(ii) shall thereafter be exercisable only in accordance with Section 11 and not pursuant to this Section 9(a)(ii).

(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. If the number of shares of Common Stock which are authorized by the Company’s certificate of incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 9(a)(ii), the Company shall, to the extent permitted by law (and to the extent that the Board has not theretofore determined to seek stockholder approval for the authorization of additional shares of Common Stock as provided in the following sentence) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Common Stock, then (B) (to the extent available) such number of one one-thousandths of a share of Preferred Stock as are then equivalent in value to the value of the Adjustment Shares and then (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Board) equal to the value of the Adjustment Shares; provided that (1) the Company may, and (2) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the first occurrence of a Section 9(a)(ii) Event, then the Company shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (x) (to the extent available) Common Stock, then (y) (to the extent available) one-thousandths of a share of Preferred Stock and then, (z) other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, having an aggregate value (as determined by the Board) equal to the excess of the value of the Adjustment Shares over the then current Purchase Price. If the Board determines that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon full exercise of the Rights and the Board determines, in its absolute discretion to seek such authorization, the 30 day period referred to in the prior sentence may be extended for a period of up to 90 days after the first occurrence of a Section 9(a)(ii) Event, in order to permit the Company to seek any stockholder approval required for the authorization of such additional shares (such 30 day period as it may be extended, shall hereafter be referred to as the “Substitution Period”). To the extent that the Company determines that some action is to be taken pursuant to the preceding two sentences, the Company (A) shall provide, subject to Section 6(e), that such action shall apply uniformly to all outstanding Rights and (B) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek stockholder approval for such authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(a)(iii) and give the Rights Agent a copy of such announcement. For purposes of this Section 9(a)(iii), the value of the Common Stock shall be the current market price per share of Common Stock (as determined pursuant to Section 9(b)) on the date of the first occurrence of a Section 9(a)(ii) Event; any common stock equivalent shall be deemed to have the same value as the Common Stock on such date; and the value of other securities or assets shall be determined as of such date pursuant to Section 9(b)(iv).

(b) (i) For purposes of computations hereunder other than computations made pursuant to Section 9(a)(iii) or Section 12, the “current market price” per share of Common Stock on any date shall be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 30 consecutive Trading Days immediately prior to, but not including, such date; for purposes of computations made pursuant to Section 9(a)(iii), the “current market price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 10 consecutive Trading Days immediately following, but not including, such date; and for purposes of computations made pursuant to Section 12, the “current market price” per share of Common Stock for any Trading Day shall be the closing price per share of Common Stock at the close of the regular session of trading for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period that is in whole or in part following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board (in each case prices which are not identified as having been reported late to such system). If on any such date, no market maker is making a market in the Common Stock or the Common Stock is not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined by the Board which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 9(b)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to the Multiplier Number then in effect multiplied by the current market price per share of Common Stock (as determined pursuant to Section 9(b)(i)). If neither the Common Stock nor the Preferred Stock is publicly traded, “current market price” shall mean the fair value per share as determined by the Board which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes For all purposes of this Rights Agreement, the “current market price” of one one-thousandth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000.

(iii) For purposes of any computation hereunder, the “current market price” per Right shall be determined in the same manner as set forth above for the Common Stock in Section 9(b)(i) (including the last sentence thereof).

(iv) For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock, Preferred Stock or Rights shall be the fair value as determined by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(c) If at any time, as a result of an adjustment made pursuant to Section 9(a) or 11(a), the holder of any Right is entitled to receive upon exercise of such Right any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 9(a), and the provisions of Sections 6, 8, 11 and 12 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(d) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the adjusted number and kind of securities issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(e) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock or number of kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

(f) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights or other securities issuable upon the exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock or other such securities at such adjusted Purchase Price.

(g) In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(h) Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Preferred Stock or Common Stock, issuance wholly for cash of any Preferred Stock or Common Stock at less than the current market price, issuance wholly for cash of any Preferred Stock or Common Stock or securities which by their terms are convertible into or exercisable for Preferred Stock or Common Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Preferred Stock or Common Stock, shall not be taxable to such stockholders.

(i) The Company agrees that after the occurrence of the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 20, 21 or 24, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 10. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 9 or Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with the transfer agent for the Common Stock a copy of such certificate and (c) if such adjustment occurs any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in the manner set forth in Section 23; provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of the adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have, any duty or liability with respect to, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 11. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, following the occurrence of a Section 9(a)(ii) Event, directly or indirectly,

(x) the Company shall effect a share exchange, consolidate with, merge with or into or otherwise combine with, any Person, and the Company is not the continuing or surviving corporation of such share exchange, consolidation, merger or combination;

(y) any Person shall effect a share exchange, merge with and into, consolidate with the Company or otherwise combine with, the Company, and the Company is the continuing or surviving corporation of such share exchange, merger or combination and, in connection therewith all or part of the outstanding shares of Common Stock is changed into or exchanged for other stock or securities of the Company or of any other Person, cash or any other property; or

(z) the Company and/or one or more of its Subsidiaries sells or otherwise transfers, in one transaction or a series of related transactions, to any other Person, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole,

(each of the above, a “Section 11 Event”) then, on the first occurrence of any such event, proper provision shall promptly be made so that

(i) each holder of a Right, except as provided in Section 6(e) hereof, shall thereafter be entitled to receive, upon exercise thereof at the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock, such number of duly and validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing

(A) the product obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was then exercisable by

(B) 50% of the then current market price (determined pursuant to Section 9(b)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 11 Event;

provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing clause (i)(A)) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 9(c) to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such Section 11 Event;

(ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 9 shall apply only to such Principal Party following the first occurrence of a Section 11 Event; and

(iv) such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 11(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 11, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common

Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 11, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b) “Principal Party” means

(i) in the case of any transaction described in Sections 11(a)(x) or 11(a)(y), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are changed, or otherwise exchanged or converted in such share exchange, merger, consolidation or combination or (B) if no securities are so issued, (x) the Person that is the other party to such merger or consolidation if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; or

(ii) in the case of any transaction described in Section 11(a)(z), the Person that is receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 11 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any such share exchange, consolidation, merger, combination, sale or transfer unless (i) the Principal Party has a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance (and which shall, when issued upon exercise of the Rights in accordance with this Rights Agreement be duly and validly authorized and issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restriction or limitations on transfer on ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11, (ii) prior thereto a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities issuable upon exercise of the Rights shall be effective under the Securities Act and (iii) prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a valid, binding and enforceable supplemental agreement providing for the terms set forth in Sections 11(a) and 11(b) and providing that the Principal Party shall use its reasonable best efforts to (A) cause a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities issuable upon exercise of the Rights to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, (B) qualify or register the Rights and the securities issuable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate, (C) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act, (D) list (or continue the listing of) the Rights and the securities issuable upon exercise of the Rights on a national securities exchange in the United States, and (E) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock or other securities of the Principal Party subject to purchase upon exercise of the outstanding Rights.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 11 has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 11, shares of Common Stock of such Principal Party at less than the then current market value per share (determined pursuant to Section 9(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market value (other than to holders of Rights pursuant to this Section 11) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 11, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Company covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction described in Section 11(a)(x), (y) or (z) hereof if (i) at the time of or immediately after such share exchange, consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such share exchange, consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 11 hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(f) The provisions of this Section 11 shall similarly apply to successive share exchanges, consolidations, mergers, sales, transfers or other transactions.

(g) Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Rights Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 6.

Section 12. Fractional Rights and Fractional Shares. (a) The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 12(a), the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Right would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth in Section 9(b)(iii).

(b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one–thousandth of a share of Preferred Stock) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 21, and the Company is not required to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock that are integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holder of such depositary receipt shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such receipt. In lieu of any such fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided or exchanged pursuant to Section

21(a) an amount in cash equal to the same fraction of the current market price of one one-thousandth of a share of Preferred Stock. For purposes of this Section 12(b), the current market price of one one-thousandth of a share of Preferred Stock shall be as determined pursuant to Section 9(b)(ii) for the Trading Day immediately prior to the date of such exercise or exchange.

(c) Following the occurrence of any Section 9(a)(ii) Event or Section 11 Event or upon any exchange pursuant to Section 21, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this Section 12(c), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 9(b)) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) Each holder of a Right, by its acceptance of the Right, expressly waives its right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 12.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for cash for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of cash for fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 13. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent under this Rights Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any such holder, without the consent of any other such holder or the Rights Agent, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Rights Agreement.

Section 14. Agreement of Right Holders. Each holder of a Right, by its acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to a Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Stock;

(b) after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5;

(c) subject to Sections 5 and 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate or Book Entry made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(e), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 15. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 22), or to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 16. Appointment of Rights Agent. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon at least ten (10) days’ prior written notice (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine and the Company shall provide written notice thereof to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

(b) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution, preparation, delivery, amendment or administration of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, expense, damage, judgment, fine, penalty, claim, demand, settlement or cost (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Rights Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 16 and Section 18 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

Section 17. Merger or Consolidation or Change of Name of Rights Agent. (a) Any entity into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any entity resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any party hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 19. If at the time such successor Rights Agent succeeds to the agency created by this Rights Agreement any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 18. Duties of the Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer (each an “Authorized Officer”) of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall not incur any liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be responsible (i) in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 6(e)) or (iv) any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 10 hereof, upon which the Rights Agent may rely). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly and validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Authorized Officer and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officers.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holders of Rights or any other Person resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) The Rights Agent shall be fully protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement or the exercise or performance of its duties hereunder, in each case in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel set forth in this Section 18. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.

Section 19. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon at least 30 days’ notice to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned on the 10th Business Day after such termination and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove (with or without cause) the Rights Agent or any successor Rights Agent upon at least 30 days’ notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit its Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) an entity organized, in good standing and doing business under the laws of the United States or of any state of the United States, in good standing, which is, authorized under such laws to exercise stock transfer or stockholder services powers, corporate trust powers and is subject to supervision or examination by federal or state authority and which has, together with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of an entity described in Section 19(a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof to the registered holders of the Right Certificates in accordance with Section 23. Failure to give or mail any notice provided for in this Section 19, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 20. Redemption. (a) At any time prior to the occurrence of a Section 9(a)(ii) Event, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted pursuant to Section 9(a)(i) (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock (based on the current market value of the Common Stock at the time of redemption), or such other form of consideration as the Board shall determine.

(b) Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in accordance with Section 23 hereof; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is provided in the manner herein specified shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 20 or in Section 21 hereof and other than in connection with the purchase of Common Stock prior to the Distribution Date.

Section 21. Exchange. (a) At any time on or after the occurrence of a Section 9(a)(ii) Event, the Board may, at its option exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 6(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any adjustments in the number of Rights pursuant to Section 9(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing (i) the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding and (ii) from and after the occurrence of a Section 11 Event, any Rights that theretofore have not been exchanged pursuant to this Section 21(a) shall thereafter be exercisable only in accordance with Section 11 and may not be exchanged pursuant to this Section 21(a). If the Board elects to exchange any Rights pursuant to this Section 21(a) prior to the issuance of Right Certificates, the Company may conduct the exchange without issuing Right Certificates and, for purposes of this Rights Agreement, the holders of the Rights shall be deemed to have simultaneously received and surrendered for exchange, Right Certificates on the date of such exchange.

(b) Any action of the Board ordering the exchange of any Rights pursuant to Section 21(a) shall be irrevocable, and immediately upon the taking of such action and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter (subject only to clause (ii) in the penultimate sentence of Section 21(a)) the only right of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give public notice of such exchange and the Company shall promptly mail a notice of any such exchange to all of the holders of such Rights in accordance with Section 23; provided that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Any notice which is provided in the manner herein specified shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for shares of Common Stock will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 6(e)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 21, the Company, at its option, may substitute Preferred Stock for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same current market price and voting rights as one share of Common Stock.

(d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights, as contemplated in accordance with this Section 21, the Company shall either at the election of the Board (i) take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon exchange of the Rights (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence), or (ii) take such action as shall be necessary to ensure and provide, as and when and to the maximum extent permitted by applicable law and without exposing directors to personal liability in connection therewith (as determined by the Board) and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which it is a party, that each Right shall thereafter constitute the right to receive debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the current market price of a share of Common Stock (as determined pursuant to Section 9(b) on the date of the Section 9(a)(ii) Event multiplied by the Exchange Ratio in effect on the date of the Section 9(a)(ii) Event, where the fair value of such debt or equity securities or other assets (or a combination thereof) shall be as determined by the Board.

(e) Upon or prior to effecting an exchange pursuant to this Section 21, or as promptly as reasonably practicable thereafter, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or part (as determined by the Board) of the fractional shares of Preferred Stock, or shares of Common Stock or other securities, if any, issuable pursuant to the exchange provided in this Section 21, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the

Beneficial Owners and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Rights Agent shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 6(e) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 22. Notice of Proposed Actions. (a) If the Company proposes, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Stock, (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect any share exchange, consolidation, merger or combination with any other Person, or to effect (or permit any of its subsidiaries to effect) any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, or (v) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate, to the extent feasible, a notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such share exchange, reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Stock and/or Common Stock, if any such date is to be fixed and such notice shall be so given in the case of any action covered by Section 22(a)(i) or Section 22(a)(ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock and/or Common Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock and/or Common Stock, whichever shall be earlier. The failure to give a notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) If a Section 9(a)(ii) Event or Section 11 Event occurs, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right (or if occurring prior to the Distribution Date, the holders of the Common Stock), in accordance with Section 23, a written notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 9(a)(ii) or 11, as the case may be, and (ii) all references in Section 22(a) to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or other capital stock, as the case may be.

Section 23. Notices. Except as set forth below, all notices, requests, demands and other communications to any party hereunder and to the holder of any Right shall be in writing unless otherwise expressly specified herein. Notices or demands authorized by this Rights Agreement to be given or made to or on the Company or (subject to Section 19) the Rights Agent shall be sufficiently given or made if sent in writing by recognized national overnight delivery service, first class, registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party):

if to the Company, to:

The Williams Companies, Inc.

One Williams Center

Tulsa, Oklahoma 74172

Attention: General Counsel

Facsimile Number: (918) 573-4503

if to the Rights Agent, to:

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Corporate Services

Facsimile Number: (781) 575-4210

Except as otherwise expressly set forth in this Rights Agreement, notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right is sufficiently given or made if sent in writing by recognized national overnight delivery service or first-class mail (postage prepaid) to each record holder of such Right at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock. Notwithstanding anything in this Rights Agreement to the contrary except as set forth in
Section 3(a) with respect to the obligation by the Company to send a summary of the Rights to each holder of Common Stock, prior to the Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Agreement and no other notice need be given to such holders.

Section 24. Supplements and Amendments. At any time prior to the occurrence of a Section 9(a)(ii) Event, the Company may in its sole and absolution discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in accordance with this Section 24 in any respect without the approval of the holders of the Rights or Right Certificates. At any time after the occurrence of a Section 9(a)(ii) Event, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or (iii) amend or supplement the provisions hereunder in any manner the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an Authorized Officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Rights Agreement, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything to the contrary contained in this Rights Agreement, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement.

Section 25. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 26. Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board or any member hereof to any liability to the holders of the Rights. The Rights Agent shall be entitled to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 27. Benefits of This Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement. This Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the Common Stock).

Section 28. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 29. Governing Law. This Rights Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 30. Counterparts; Effectiveness. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Rights Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Rights Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

Section 31. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties, information storage or retrieval systems, labor difficulties, war or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE WILLIAMS COMPANIES, INC.

By:	/s/ John D. Chandler
Name: John D. Chandler
Title: Senior Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Shirley Nessralla
Name: Shirley Nessralla
Title: Vice President, Manager

[Signature Page to Rights Agreement]

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES C PARTICIPATING CUMULATIVE PREFERRED STOCK

OF

THE WILLIAMS COMPANIES, INC.

The Williams Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or a duly authorized committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on March 19, 2020 creating a series of preferred stock of the Corporation from its blank check preferred stock authority designated as “Series C Participating Cumulative Preferred Stock”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of preferred stock, created from its blank check preferred stock authority, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation and Number of Shares. The shares of such series shall be designated as “Series C Participating Cumulative Preferred Stock” (the “Series C Preferred Stock”), and the number of shares constituting such series shall be 1,470,000. Such number of shares of the Series C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

Section 2. Dividends and Distributions. (a) Subject to the rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the “Common Stock”) and any other shares of any class or series of stock of the Corporation ranking junior to the Series C Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first day of February, May, August and November of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 and (ii) the Multiplier Number (as hereinafter defined) then in effect times the aggregate per share amount of all cash dividends or other distributions and the then Multiplier Number then in effect times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Common Stock, or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. As used herein, the “Multiplier Number” shall be 1,000; provided that if, at any time after March 19, 2020 (the “Rights Declaration Date”), the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Multiplier Number shall be adjusted to a number determined by multiplying the Multiplier Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after the Rights Declaration Date, the Company shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Multiplier Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Multiplier Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in Section 2(a) at the same time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series C Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $0.01 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares of Series C Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

(d) So long as any shares of Series C Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series C Preferred Stock shall have been declared and set aside.

(e) The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series C Preferred Stock shall have the following voting rights:

(a) Each share of Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the Multiplier Number then in effect on all matters submitted to a vote of stockholders of the Corporation.

(b) Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the number of directors constituting the Board shall be increased by two. The occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series C Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

(ii) During any default period, such voting right of the holders of Series C Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall initially exercise such voting right, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors.

(iii) Unless the holders of Preferred Stock shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing such notice to him at the address of such holder shown on the registry books of the Corporation or transfer agent or registrar for the Preferred Stock. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

(iv) In any default period, the holders of Common Stock, Series C Preferred Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until the next annual meeting of stockholders for the election of directors or until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(c) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series C Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease (subject to revesting in the event of each subsequent default period), (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors constituting the Board shall be reduced by two.

(d) Except as otherwise expressly provided herein and by applicable law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series C Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of Common Stock or other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series C Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem, purchase or otherwise acquire for value any shares of Common Stock or other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series C Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series C Preferred Stock; or

(iv) redeem, purchase or otherwise acquire for value any shares of Series C Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of Series C Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors subject to the conditions and any restrictions on issuance set forth herein or in the certificate of incorporation of the Corporation or as otherwise required by Delaware law.

Section 6. Liquidation, Dissolution or Winding-up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment plus an amount equal to the greater of (i) $1.00 per share or (ii) an aggregate amount per share equal to the Multiplier Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event, however, that there are not sufficient assets available to permit such payment in full to the holders of the Series C Preferred Stock and to the holders of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series C Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to (x) the Multiplier Number then in effect times (y) the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 will control.

Section 8. No Redemption. The Series C Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series C Preferred Stock; provided however that subject to Section 4(a)(iv), the Corporation may purchase or otherwise acquire outstanding shares of Series C Preferred Stock in the open market or by offer to any holder or holders of Series C Preferred Stock. The shares of Series C Preferred Stock shall not be subject to, or entitled to the operation of a retirement or sinking fund.

Section 9. Rank. The Series C Preferred Stock shall rank as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up junior to all other series of the Preferred Stock of the Corporation unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, option and other special rights of the shares of such other series and the qualifications, limitations and restrictions thereof.

Section 10. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

Section 11. Amendment. At any time when any shares of Series C Preferred Stock are outstanding, the certificate of incorporation of the Corporation shall not be amended in any manner (whether by merger, consolidation or otherwise) which would alter or change the powers preferences and relative, participating, optional and other special rights of the Series C Preferred Stock so as to effect holders of the Series C Preferred Stock adversely, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of March, 2020.

THE WILLIAMS COMPANIES, INC.

By:
Name:
Title:

EXHIBIT B

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH CAPITALIZED TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BE NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF TERMS OF STOCKHOLDER RIGHTS AGREEMENT

Introduction

On March 19, 2020, the Board of Directors of The Williams Companies, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $1.00 per share (the “Common Stock”), of the Company. The dividend is payable on March 30, 2020 (the “Record Date”) to holders of record as of the close of business on that date. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Board of Directors has adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 5% or more of the outstanding common stock of the Company without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.

The Rights

The Board of Directors authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. Issuances of new shares of Common Stock after the Record Date but before the Distribution Date, as defined under the subheading “Exercisability” below, will be accompanied by new Rights.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) the Common Stock. After the Distribution Date, the Rights Agent will mail separate certificates (“Rights Certificates”) evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase, for $60.68 (the “Purchase Price”), one one-thousandth of a share of Series C Participating Cumulative Preferred Stock, par value $1.00 per share (the “Preferred Stock”). This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting or liquidation rights as would one share of Common Stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The “Distribution Date” generally means the earlier of:

•

the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has become an “Acquiring Person,” as defined below, and

•

the close of business on the 10th business day (or such later day as may be designated by the Board of Directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person obtains beneficial ownership of 5% or more of shares of Common Stock, with certain exceptions.

Beneficial Ownership

Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of underlying shares of Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended – are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative positions, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swap dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership. In addition, shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person (in each case as such capitalized terms are defined in the Rights Agreement).

Preferred Stock

The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of Common Stock, subject to adjustment. Each one one-thousandth of a share of Preferred Stock, if issued:

•	will not be redeemable,

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater,

•	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater,

•	will have the same voting power as one share of Common Stock,

•	if shares of the Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person

Flip in. Subject to the Company’s exchange rights, described below, at any time after any person has become an Acquiring Person, each holder of a Right (other than an Acquiring Person, its affiliates and associates) will be entitled to purchase for each Right held, at the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

Exchange. At any time on or after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock or the occurrence of any of the events described in the next paragraph), the Board of Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Flip over. If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase for each Right held, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration

The Rights will expire on March 20, 2021, unless earlier exercised, exchanged, amended or redeemed.

Redemption

The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time before any person has become an Acquiring Person. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price per Right. The redemption price will be subject to adjustment.

Amendment

At any time before any person has become an Acquiring Person, the Rights Agreement may be amended in any respect. After such time, the Rights Agreement may be amended (i) to cure any ambiguity, (ii) to correct any defective or inconsistent provision or (iii) in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates).

Antidilution

The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, as amended from time to time, the complete terms of which are incorporated herein by reference.

EXHIBIT C

[FORM OF RIGHT CERTIFICATE]

No. R -	[Number of] Rights

NOT EXERCISABLE AFTER MARCH 20, 2021 OR EARLIER IF THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT, UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH CAPITALIZED TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BE NULL AND VOID OR WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

THE WILLIAMS COMPANIES, INC.

This Right Certificate certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of March 20, 2020 (the “Rights Agreement”) between The Williams Companies, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”)) to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one one-thousandth of a fully paid, nonassessable share of Series C Participating Cumulative Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $60.68 (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase properly completed and duly executed.

Terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of [•], 20[•], and may have been or in the future be adjusted or modified as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

At any time, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of such Acquiring Person, (b) a Post-Transferee, (c) a Pre-Transferee or (d) a transferee of a Post-Transferee or Pre-Transferee, such Rights shall become null and void and non-transferable without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file with the Rights Agent and are also available from the Company upon written request.

Any Right Certificate or Right Certificates may, upon the terms and subject to the conditions set forth below in the Rights Agreement, be transferred or exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Any registered holder desiring to transfer or exchange any Right Certificate or Right Certificates shall surrender such Right Certificate or Right Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.

Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

(a) at any time prior to the earlier of (i) occurrence of a Section 9(a)(ii) Event and (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right as may be adjusted pursuant to the Rights Agreement; or

(b) at any time after the occurrence of a Section 9(a)(ii) Event exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to Section 6(e)) for shares of Common Stock or fractional shares of Preferred Stock at an exchange ratio of one one-thousandth of a share of Preferred Stock per Right, as may be appropriately adjusted pursuant to the Rights Agreement. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

The Company shall not be required to issue or authorize fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise of the Rights, but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give to or withhold consent from any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of [•], 20[•]

THE WILLIAMS COMPANIES, INC.

By:
Name:
Title:

[SEAL]

Attest:

By:
Name:
Title: [Secretary]

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Rights evidenced by this Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the Rights evidenced by this Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________, 20__

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

CERTIFICATE

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (2) after due inquiry and to the best knowledge of the undersigned, were not acquired from any Person who is, was or became an Acquiring Person or any Affiliate or Associate of an Acquiring Person or from a Post-Transferee or Pre-Transferee and (3) are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (iv) of the definition of Beneficial Owner (as such capitalized terms are defined in the Rights Agreement).

Dated: ____________, 20__

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

NOTICE

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To:	The Williams Companies, Inc.

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to (or entries for such shares be made in the book-entry account system of the transfer agent in the name of and written confirmation to):

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: _______________, 20__

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

CERTIFICATE

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (2) after due inquiry and to the best knowledge of the undersigned, were not acquired from any Person who is, was or became an Acquiring Person or any Affiliate or Associate of an Acquiring Person or from a Post-Transferee or Pre-Transferee and (3) are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (iv) of the definition of Beneficial Owner (as such capitalized terms are defined in the Rights Agreement).

Dated: ____________, 20__

Signature

Signature Guaranteed:

Signatures must be guaranteed by participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.